Drake & Klein CPAs

A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 10-K amendment of our audit report dated April 14, 2009 relative to the financial statements of IC Places, Inc., as of December 31, 2008 and 2007 and for each of the two years then ended and for the period since inception March 18, 2005 through December 31, 2008 as included in the registration statement on Form S-8, filed February 26, 2010.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

On January 1, 2012, the audit firm of Randall N. Drake CPA, P.A. changed its name to Drake & Klein CPAs.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

f/k/a Randall N Drake CPA PA

Clearwater, Florida

August 27, 2012

PO Box 24932451 McMullen Booth Rd.

Dunedin, FL   34697-2493                                                                                                    Suite 210

727-512-2743                                                                                         Clearwater, FL   33759-1362